UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2026
iRhythm Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	41-3421287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, iRhythm Technologies, Inc. ("iRhythm Technologies"), a wholly owned subsidiary of iRhythm Holdings, Inc. (the “Company”), has been involved in patent litigation with Welch Allyn, Inc. and Bardy Diagnostics, Inc., wholly-owned subsidiaries of Baxter International, Inc. (the foregoing entities collectively, “Baxter”). iRhythm Technologies and Baxter have each accused the other of infringing certain patents, and each party has filed counterclaims and actions to invalidate the other party’s patents. On July 31, 2026, iRhythm Technologies and Baxter entered into a Settlement and License Agreement (the “Baxter Settlement Agreement”) to resolve all outstanding patent litigation among the parties (the “Litigation”).
The Baxter Settlement Agreement provides for a settlement payment of $50 million by iRhythm Technologies to Baxter (the “Baxter Settlement Payment”). Additionally, under the terms of the Baxter Settlement Agreement, iRhythm Technologies granted Baxter and its affiliates, and Baxter granted iRhythm Technologies and its affiliates, a worldwide, royalty-free, non-exclusive, fully paid-up license under the patents asserted in the Litigation and other related patents and patent applications, in each case, to exploit products and services comprising or involving certain sensors used for cardiac monitoring. Except for the Baxter Settlement Payment, the Baxter Settlement Agreement does not obligate iRhythm Technologies or Baxter to pay any royalties or any other compensation.
Pursuant to the Baxter Settlement Agreement, each party has also agreed to (i) a covenant not to sue for six years from the effective date of the Baxter Settlement Agreement with respect to the exploitation of licensed products and services and (ii) a covenant to refrain from challenging the patents and patent applications licensed under the Baxter Settlement Agreement unless such licensed patents are enforced against such party or its affiliates.
The foregoing description of the Baxter Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Baxter Settlement Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.
Item 2.02. Results of Operations and Financial Condition.
On August 6, 2026, the Company issued a press release regarding its financial results for the second quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 7.01. Regulation FD Disclosure.
On August 6, 2026, the Company issued a press release announcing the Company’s entry into a definitive agreement to acquire Vital Connect, Inc. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by iRhythm Holdings, Inc., dated as of August 6, 2026 related to financial results.
99.2	Press release issued by iRhythm Holdings, Inc., dated as of August 6, 2026 related to the proposed acquisition of Vital Connect, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM HOLDINGS, INC.

Date: August 6, 2026	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer